Exhibit 99.2

FORM OF LETTER OF TRANSMITTAL, VOTING INSTRUCTION

CARD AND ELECTION FORM

February     , 2004

To:	Participants, Beneficiaries, and Alternate Payees in [The Titan Corporation Consolidated Retirement Plan] [the AverStar, Inc. Profit Sharing and Savings Plan] [the Jaycor, Inc. Employee Stock Ownership Plan]

Re:	Proposed Merger of The Titan Corporation with Lockheed Martin Corporation – Directing the Trustee with respect to:
•	Voting the Shares of Titan Common Stock Allocated to Your Plan Individual Account at a Special Meeting of Stockholders
•	Electing the Form of Merger Consideration You Wish to Receive in Exchange for the Shares of Titan Common Stock Allocated to Your Plan Individual Account

Dear Participant, Beneficiary, or Alternate Payee:

Our records show that you are either a participant, beneficiary or alternate payee in the [Plan Name] (“Plan”), and this letter will describe your rights as such in connection with the proposed merger of The Titan Corporation (“Titan”) with a subsidiary of the Lockheed Martin Corporation (“Lockheed Martin”).

At a special meeting (“Special Meeting”) of the stockholders of Titan to be held on March 16, 2004, holders of Titan common stock (“Titan Common Stock”) will be asked to adopt the merger agreement, as amended, approve the merger, and approve the proposal to adjourn the Special Meeting, if necessary. In this letter, we refer to the merger agreement, as amended as the “merger agreement.”

The Plan holds shares of Titan Common Stock in trust for the benefit of the Plan’s participants, beneficiaries, and alternate payees, and as such, is a stockholder of Titan entitled to vote at the Special Meeting. [Trustee Name] serves as the directed trustee (“Trustee”) of the Plan and holds legal title, on behalf of the Plan, to the Titan Common Stock allocated to the individual accounts of Plan participants, beneficiaries, and alternate payees. Under the terms of the Plan, you, as a participant, beneficiary, or alternate payee in the Plan, have the right to direct the Trustee to vote (or abstain from voting) the shares of Titan Common Stock allocated to your individual account for or against (1) the adoption of the merger agreement and approval of the merger and (2) a proposal to authorize Titan to adjourn the Special Meeting on one or more occasions, if necessary, to (a) solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement and approve the merger, (b) allow extra time for the parties to satisfy other closing conditions to the merger, or (c) calculate and announce the exchange rate before the vote on the adoption of the merger agreement and approval of the merger is taken. In addition, under the terms of the merger agreement, you, as a participant, beneficiary, or alternate payee in the Plan, may direct the Trustee to elect the form of merger consideration that will be exchanged for the shares of Titan Common Stock allocated to your individual account if the merger is consummated.

This letter and the materials accompanying this letter provide additional information on (1) the proposed merger, (2) directing the Trustee with respect to voting the shares of Titan Common Stock allocated to your individual account, (3) directing the Trustee with respect to electing the form of merger consideration you wish to have allocated to your individual account in exchange for the shares of Titan Common Stock allocated to your individual account if the merger is consummated, (4) a general description of certain of the tax consequences of receiving merger consideration in the form of Lockheed Martin Common Stock as compared to cash, and (5) the circumstances under which the allocation provisions under the merger agreement and ERISA may cause you to be allocated merger consideration different from the election contained in your directions to the Trustee. This letter is being delivered with the proxy statement/prospectus dated February [    ], 2004 (the “Proxy Statement/Prospectus) and, if there is any conflict between this letter and the Proxy Statement/Prospectus, the Proxy Statement/Prospectus shall control. If you have questions regarding voting or electing your preferred form of merger consideration after reading this letter and the enclosed materials, you may contact the Trustee at [telephone number] or Titan HR contact at 401k@titan.com. If you have questions regarding the tax consequences of your election of merger consideration after reading this letter and the enclosed materials, you should consult with your personal tax advisor.

MERGER MATERIALS

In connection with the proposed merger, you, as a participant, beneficiary, or alternate payee in the Plan, will be receiving the following materials in addition to this letter:

(1)    A copy of the Proxy Statement/Prospectus;

(2)    A Voting Instruction Card for you to complete, instructing the Trustee on how to vote the shares of Titan Common Stock allocated to your individual account under the Plan on the proposals to be considered at the Special Meeting; and

(3)    An Election Form for you to complete, instructing the Trustee on the type of merger consideration you wish to have allocated to your individual account in exchange for the shares of Titan Common Stock allocated to your individual account if the merger is consummated.

The foregoing items are referred to in this letter as the “Merger Materials.”

You are encouraged to carefully review the Merger Materials before deciding how to direct the Trustee on (1) voting the shares of Titan Common Stock allocated to your individual account on the proposals to be considered at the Special Meeting and (2) electing the type of merger consideration you wish to have allocated to your individual account in exchange for the shares of Titan Common Stock allocated to your individual account if the merger is consummated.

IF YOU WISH TO INSTRUCT THE TRUSTEE WITH RESPECT TO VOTING ON THE PROPOSED MERGER AND ELECTING THE FORM OF MERGER CONSIDERATION YOU WISH TO HAVE ALLOCATED TO YOUR INDIVIDUAL ACCOUNT UPON COMPLETION OF THE MERGER, YOU MUST COMPLETE, SIGN, DATE, AND RETURN YOUR VOTING INSTRUCTION CARD AND ELECTION FORM TO COMPUTERSHARE TRUST COMPANY OF NEW YORK IN THE ENCLOSED ENVELOPE BY 5:00 P.M. NEW YORK CITY TIME ON MARCH [    ], 2004.

PLAN PARTICIPANT VOTING PROVISIONS

The Plan provides that you, as a participant, beneficiary, or alternate payee in the Plan, are entitled to instruct the Trustee on how to vote the shares of Titan Common Stock allocated to your individual account under the Plan with respect to the proposals to be considered at the Special Meeting. A Voting Instruction Card has been included as part of the Merger Materials for this purpose.

IF YOU WISH TO INSTRUCT THE TRUSTEE WITH RESPECT TO THE VOTING OF THE SHARES OF TITAN COMMON STOCK ALLOCATED TO YOUR INDIVIDUAL ACCOUNT WITH RESPECT TO THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING, YOU MUST COMPLETE, SIGN, DATE, AND RETURN A VOTING INSTRUCTION CARD TO COMPUTERSHARE TRUST COMPANY OF NEW YORK IN THE ENCLOSED ENVELOPE BY 5:00 P.M. NEW YORK CITY TIME ON MARCH [    ], 2004. IF YOU DO NOT TIMELY RETURN A COMPLETED VOTING INSTRUCTION CARD, THE TRUSTEE WILL VOTE THE SHARES OF TITAN COMMON STOCK ALLOCATED TO YOUR INDIVIDUAL ACCOUNT IN THE SAME PROPORTION AS THE SHARES OF TITAN COMMON STOCK VOTED BY OTHER PLAN PARTICIPANTS, BENEFICIARIES, AND ALTERNATE PAYEES ON EACH PROPOSAL.

PLAN PARTICIPANT ELECTION OF MERGER CONSIDERATION

Forms of Merger Consideration.    Under the merger agreement, you, as a participant, beneficiary, or alternate payee in the Plan, are entitled to instruct the Trustee to elect the type of merger consideration you wish

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to have allocated to your individual account under the Plan in exchange for the shares of Titan Common Stock credited to your individual account under the Plan. An Election Form has been included as part of the Merger Materials for this purpose. You may instruct the Trustee to make one of the following Elections: (1) a “Cash Election” of $22.00 in cash per share, without interest; (2) a “Stock Election” for common stock, par value $1.00 per share, of Lockheed Martin (“Lockheed Martin Common Stock”) based on an exchange rate determined as described below; or (3) a “Combination Election” whereby 50% of the shares of Titan Common Stock allocated to your Plan individual account will be exchanged for cash and 50% of the shares of Titan Common Stock allocated to your Plan individual account will be exchanged for Lockheed Martin Common Stock based on the exchange rate. Your individual account will not be charged with any fees in connection with the exchange, regardless of the form of merger consideration elected.

If you direct the Trustee to make a Cash Election on your behalf and the merger is consummated, $22.00 (without interest) will be allocated to your individual account in exchange for each share of Titan Common Stock credited to your individual account, subject to the allocation procedures of the merger agreement and the fiduciary requirements of ERISA, as described below. The cash allocated to your individual account as merger consideration will initially be reinvested in the Plan’s fixed income or similar fund.

If you direct the Trustee to make a Stock Election on your behalf and the merger is consummated, the number of shares of Lockheed Martin Common Stock that will be allocated to your individual account in exchange for each share of Titan Common Stock credited to your individual account will be based on an exchange rate determined by dividing $22.00 by the Average Lockheed Martin Price, subject to the allocation procedures of the merger agreement and the fiduciary requirements of ERISA, as described below. The “Average Lockheed Martin Price” means the average of the daily mean of the high and low sales prices per share of Lockheed Martin Common Stock for the ten trading days ending on the third trading day prior to, but not including, the effective time of the merger. For purposes of determining the exchange rate, Titan and Lockheed Martin have agreed to upper and lower limits, or “collars,” on the Average Lockheed Martin Price of $58.00 and $46.00. As a result, even if the Average Lockheed Martin Price as so calculated exceeded $58.00, the parties would still use $58.00 in determining the exchange rate and the exchange rate would be fixed at 0.3793. Similarly, even if the Average Lockheed Martin Price as so calculated was less than $46.00, the parties would still use $46.00 in determining the exchange rate and the exchange rate would be fixed at 0.4783. Neither certificates nor scrip representing fractional shares of Lockheed Martin Common Stock will be issued in connection with the merger, but in lieu thereof, each Plan participant, beneficiary, or alternate payee who otherwise would have been entitled to a fraction of a share of Lockheed Martin Common Stock will have allocated to his or her individual account cash equal to the fractional portion of the closing price per share of Lockheed Martin Common Stock on the New York Stock Exchange on the trading day immediately preceding to the effective time of the merger.

Under certain circumstances, Lockheed Martin has the right to increase the exchange rate of Lockheed Martin Common Stock to be delivered as merger consideration in connection with the merger to the minimum extent necessary to make possible the delivery of the tax opinions required as closing conditions under the merger agreement.

Tax Consequences of Form of Merger Consideration Allocated To Your Individual Account.    Your direction to the Trustee to make a Cash Election, Stock Election, or Combination Election on your behalf will not create a taxable event to you at the time of the merger. However, the form of merger consideration actually allocated to your individual account in exchange for the Titan Common Stock in your individual account may have a tax consequence to you when you receive a distribution from the Plan.

If any Lockheed Martin Common Stock is actually allocated your individual account in exchange for Titan Common Stock, such Lockheed Martin Common Stock remains in your individual account until you receive a distribution from the Plan, the Plan as in effect when your distribution is made lets you elect that your distribution include such Lockheed Martin Common Stock and there is no change in the tax law respecting the

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taxation of distributions of employer securities from a plan like the Plan, then you would not be taxed at the time of the distribution on the “net unrealized appreciation” in such Lockheed Martin Common Stock provided that the distribution meets the applicable requirements under the tax law for a “lump sum distribution”.

The “net unrealized appreciation” on the Lockheed Martin Common Stock will be the excess, if any, in the value of such stock at the time of the distribution over the cost or other tax basis of such stock to the Plan. If the merger is consummated as a tax-free “forward” merger as contemplated, the cost or other tax basis to the Plan for the Lockheed Martin Common Stock received in the merger will be equal to the original cost or other tax basis to the Plan of the Titan Common Stock exchanged, less any cash received in lieu of fractional shares. When you subsequently sell the Lockheed Martin Common Stock, you will (assuming no change in the applicable tax laws) be taxed on your “net unrealized appreciation” at long-term capital gains rates. Thus, subject to all the foregoing conditions, the tax consequence to an allocation of Lockheed Martin Common Stock ultimately might be more favorable than the tax consequence to an allocation of cash.

The above discussion of the tax consequences of the form of merger consideration actually allocated to the individual account of a Plan participant upon completion of the merger is intended only as a summary of the general principles of current U.S. federal income tax law applicable to the distribution of employer securities from a qualified retirement plan. While it is believed that the foregoing statements accurately summarize existing provisions of the Internal Revenue Code and its legislative history and regulations, and the applicable administrative and judicial interpretations, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, you should consult your own tax advisor concerning the tax consequences of your directions to the Trustee regarding the form of merger consideration you wish to have allocated to your individual account in exchange for the shares of Titan Common Stock allocated to your individual account under the Plan.

Circumstances Under Which Your Directions Regarding the Form of Merger Consideration May Not Be Followed.    Your directions regarding the form of merger consideration you wish to have allocated to your individual account in exchange for the shares of Titan Common Stock allocated to your individual account are subject to (1) the terms, conditions, and limitations set forth in (a) the Proxy Statement/Prospectus, (b) the merger agreement included as Annex A to the Proxy Statement/Prospectus, (c) the Instructions set forth on the reverse side of the Election Form, and (2) the requirements of ERISA. Specifically, your directions regarding your preferred form of merger consideration may not be followed to the extent required to (1) satisfy the allocation procedures set forth in the merger agreement and (2) comply with the fiduciary requirements of ERISA.

Elections Must Comply With The Allocation Procedures Under Merger Agreement.    Under the merger agreement, the number of shares of Titan Common Stock to be exchanged for cash must be equal to 50% of the total number of shares of Titan Common Stock outstanding immediately prior to the effective time of the merger, excluding shares held by Titan stockholders who have perfected dissenters’ rights or any shares held by Lockheed Martin or Titan. If, after the results of the letter of transmittal and election forms are calculated, the number of shares of Titan Common Stock to be exchanged for cash exceeds this 50% threshold, EquiServe, the exchange agent for the merger (the “Exchange Agent”), will determine the number of Cash Election shares that must be reallocated as Stock Election shares in order to achieve the 50% threshold. After the Exchange Agent makes this determination, all Titan Stockholders who have made Cash Elections (including Plan participants, beneficiaries, and alternate payees who have directed the Trustee to make a Cash Election with respect to the shares of Titan Common Stock allocated to their Plan individual accounts) will, on a pro rata basis, have a portion of their Cash Election shares reallocated as Stock Election shares so that the total number of shares of Titan Common Stock to be exchanged for cash will equal the 50% threshold.

No reallocation will occur if a Titan stockholder has made a Cash Election (including a Plan participant, beneficiary, or alternate payee who has directed the Trustee to make such a Cash Election with respect to the

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shares of Titan Common Stock allocated to his or her Plan individual account) but would receive fewer than 20 shares of Lockheed Martin Common Stock upon reallocation. Instead, the Cash Election shares of the remaining Titan stockholders will be reallocated on a pro rata basis, so that the 50% threshold is satisfied.

Similarly, the number of shares of Titan Common Stock to be exchanged for shares of Lockheed Martin Common Stock also must be equal to the 50% threshold. If, after the results of the letter of transmittal and election forms are calculated, the number of shares of Titan Common Stock to be exchanged for Lockheed Martin Common Stock exceeds this 50% threshold, the Exchange Agent will determine the number of Stock Election shares that must be reallocated as Cash Election shares in order to achieve the 50% threshold. After the Exchange Agent makes this determination, all Titan stockholders who have made a Stock Election (including Plan participants, beneficiaries, or alternate payees who have directed the Trustee to make a Stock Election with respect to the shares of Titan Common Stock allocated to their Plan individual accounts) will, on a pro rata basis, have a portion of their Stock Election shares reallocated as Cash Election shares so that the total number of shares of Titan Common Stock to be exchanged for shares of Lockheed Martin Common Stock will equal the 50% threshold.

Titan stockholders that make a Combination Election (including Plan participants, beneficiaries, or alternate payees who have directed the Trustee to make such a Combination Election with respect to the shares of Titan Common Stock allocated to their Plan individual accounts) will not be subject to the allocation procedures described above.

After the reallocation procedure is completed, all Cash Election shares and 50% of the shares of Titan Common Stock which are subject to Combination Elections will be exchanged for cash consideration, and all Stock Election shares and 50% of the shares of Titan Common Stock that are subject to Combination Elections will be exchanged for shares of Lockheed Martin Common Stock.

Elections Must Comply With ERISA’s Fiduciary Requirements.    The Plan is governed by ERISA. Accordingly, your directions regarding the form of merger consideration to be elected in exchange for the shares of Titan Common Stock allocated to your individual account under the Plan are subject to the requirements of ERISA. To the extent that your directions regarding the form of merger consideration to be elected are inconsistent with the requirements of ERISA, the directed Trustee, acting either on its own or at the direction of another Plan fiduciary, may not follow your directions and may implement an election that is deemed more prudent under the circumstances in light of the ERISA fiduciary requirements.

IF YOU WISH TO INSTRUCT THE TRUSTEE WITH RESPECT TO ELECTING THE TYPE OF MERGER CONSIDERATION YOU WISH TO HAVE ALLOCATED TO YOUR INDIVIDUAL ACCOUNT IN EXCHANGE FOR THE SHARES OF TITAN COMMON STOCK ALLOCATED TO YOUR PLAN INDIVIDUAL ACCOUNT, YOU MUST COMPLETE, SIGN, DATE, AND RETURN AN ELECTION FORM TO COMPUTERSHARE TRUST COMPANY OF NEW YORK IN THE ENCLOSED ENVELOPE BY 5:00 P.M. NEW YORK CITY TIME ON MARCH [    ], 2004. IF YOU DO NOT TIMELY RETURN A COMPLETED ELECTION FORM, THE TRUSTEE WILL MAKE A COMBINATION ELECTION ON YOUR BEHALF, SUBJECT TO THE REQUIREMENTS OF ERISA.

PROCEDURES

IF YOU WISH TO INSTRUCT THE TRUSTEE WITH RESPECT TO VOTING ON THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL METING OF HOLDERS OF TITAN COMMON STOCK AND ELECTING YOUR PREFERRED FORM OF MERGER CONSIDERATION, YOU MUST COMPLETE, SIGN, DATE, AND RETURN YOUR VOTING INSTRUCTION CARD AND ELECTION FORM TO COMPUTERSHARE TRUST COMPANY OF NEW YORK IN THE ENCLOSED ENVELOPE BY 5:00 P.M. NEW YORK CITY TIME ON MARCH [    ], 2004.

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PROCEDURES HAVE BEEN ESTABLISHED TO MAINTAIN THE CONFIDENTIALITY OF YOUR VOTE AND YOUR ELECTION. YOUR VOTING INSTRUCTION CARD, YOUR ELECTION FORM, AND ANY OTHER COMMUNICATIONS YOU HAVE WITH THE TRUSTEE WILL BE HELD IN CONFIDENCE BY THE TRUSTEE AND WILL NOT BE RELEASED OR DIVULGED TO ANYONE, EXCEPT AS REQUIRED BY LAW. YOUR VOTE AND YOUR ELECTION OF MERGER CONSIDERATION WILL NOT BE DISCLOSED TO TITAN, LOCKHEED MARTIN, OR ANY OF THEIR RESPECTIVE AFFILIATES.

Your decision is important. You are encouraged to carefully review the Merger Materials and to return your completed Voting Instruction Card and Election Form in a timely manner.

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[PLAN NAME]

VOTING INSTRUCTION CARD

THE TITAN CORPORATION

SPECIAL MEETING OF STOCKHOLDERS, MARCH 16, 2004

The undersigned authorizes and directs [Trustee Name], as directed Trustee of [Plan Name] (the “Plan”), to vote the shares of Titan common stock (“Titan Common Stock”) allocated to the undersigned’s individual account under the Plan at the Special Meeting and any adjournment thereof, as specified on the reverse side of this card. The Trustee will vote shares of Titan Common Stock held by the Plan for which no voting instructions are received, including unallocated shares, on each issue in the same proportion as the Trustee votes shares of Titan Common Stock for which voting instructions on that issue have been timely received.

Your vote does not count until it is received.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS THE TRUSTEE INDICATES A CONTRARY DIRECTION ON THIS PROXY, IT WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 15, 2003, BY AND AMONG LOCKHEED MARTIN CORPORATION, LMC SUB ONE, INC. AND THE TITAN CORPORATION, AS AMENDED, AND APPROVAL OF THE MERGER CONTEMPLATED THEREBY AND FOR THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

[PLAN NAME]

VOTING INSTRUCTION CARD (REVERSE SIDE)

DELIVERY INSTRUCTIONS – Vote, sign, and date the Voting Instruction Card and hand deliver or mail the Voting Instruction Card to the Trustee care of Computershare Trust Company of New York in the enclosed envelope so that it will be received no later than 5:00 p.m. New York City time on [date]. Voting Instruction Cards may also be sent to the Trustee care of Computershare Trust Company of New York by overnight mail (at the Plan participant’s, beneficiary’s, or alternate payee’s expense), or by facsimile, to the following address:

Computershare Trust Company of New York

Wall Street Plaza

88 Pine Street, 19th Floor

New York, NY 10005

(212) 701-7636 (facsimile)

YOUR CONTROL NUMBER IS:

☒ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ITEMS LISTED BELOW.

UNLESS OTHERWISE SPECIFIED BY THE TRUSTEE THIS PROXY WILL BE CAST FOR ITEMS 1 AND 2.

1.	ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 15, 2003, BY AND AMONG LOCKHEED MARTIN CORPORATION, LMC SUB ONE, INC. AND THE TITAN CORPORATION, AS AMENDED, AND APPROVAL OF THE MERGER CONTEMPLATED THEREBY.

FOR    ☐            AGAINST    ☐            ABSTAIN    ☐

2.	APPROVAL OF THE PROPOSAL TO AUTHORIZE THE TITAN CORPORATION TO ADJOURN THE SPECIAL MEETING ON ONE OR MORE OCCASIONS, IF NECESSARY, (A) TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT, AS AMENDED, AND APPROVE THE MERGER, (B) TO ALLOW ADDITIONAL TIME FOR THE PARTIES TO SATISFY OTHER CLOSING CONDITIONS TO THE MERGER OR (C) TO CALCULATE AND ANNOUNCE THE EXCHANGE RATE BEFORE THE VOTE ON THE MERGER.

FOR    ☐            AGAINST    ☐            ABSTAIN    ☐

Check here for address change and note below.    ☐

NEW ADDRESS

SIGNATURE	DATE , 2004

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

[PLAN NAME]

ELECTION FORM

The undersigned authorizes and directs [Trustee Name], as directed Trustee of [Plan Name] (the “Plan”), to elect the form of merger consideration the undersigned wishes to have allocated to the undersigned’s individual account(s) in exchange for the shares of Titan common stock (“Titan Common Stock”) allocated to the undersigned’s individual account(s) under the Plan, subject to certain limitations, if the merger of The Titan Corporation (“Titan”) with a subsidiary of Lockheed Martin Corporation (“Lockheed Martin”) is consummated.

Type of Election (See Instructions B and C) (Please check one box ONLY):

☐	Cash Election

☐	Stock Election

☐	Combination Election

IMPORTANT:  In the event that the number of shares of Titan Common Stock to be exchanged for either cash or Lockheed Martin Common Stock exceed the limitations set forth in the merger agreement, as amended and described in the Proxy Statement/Prospectus, the shares of Titan Common Stock as to which Elections have been made to receive the form of consideration which is over-subscribed will be reduced pursuant to specified allocation procedures set forth in the merger agreement and described in the Proxy Statement/Prospectus. In addition, an Election is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

Sign Here

Name:

(Signature)	(Please Print)

If signature is by attorney, executor, administrator, trustee or guardian or other acting in a fiduciary capacity, set forth full title and see Instruction C(3).

Address:

(Daytime Area Code and Telephone Number)

Dated: , 2004

[PLAN NAME]

ELECTION FORM (REVERSE SIDE)

INSTRUCTIONS

A.	SPECIAL CONDITIONS.

1.    Time in Which to Elect.    To be effective, an Election on this form must be properly completed, signed, dated, and returned to the Trustee care of Computershare Trust Company of New York in the enclosed envelope, and must be received by Computershare Trust Company of New York no later than 5:00 P.M., New York City time, on March [    ], 2004. Plan participants, beneficiaries, and alternate payees whose Election Forms are not so received will be deemed to have made a Combination Election and their individual accounts will be allocated a combination of cash and shares of Lockheed Martin Common Stock in the merger, determined in accordance with Section 3.1 of the merger agreement, as amended, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

2.    Change or Revocation of Election.    An Election may be changed or revoked by giving written notice to Computershare Trust Company of New York. All Elections will be irrevocable after 5:00 p.m., New York City time, on March [    ], 2004.

3.    Nullification of Election.    All Election Forms will be void and of no effect if the merger is not consummated.

4.    ERISA.    An Election is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

B.	ALLOCATION PROCEDURES.

A description of the allocation procedures is set forth in the Proxy Statement/Prospectus under “The Merger Agreement – Merger Consideration” and “The Merger – Allocation Procedures.” A full statement of the allocation procedures is contained in Article III of the merger agreement, as amended. All Cash Elections and Stock Elections are subject to the allocation procedures set forth in the merger agreement, as amended. IN CONNECTION WITH MAKING ANY ELECTION, EACH TITAN STOCKHOLDER (INCLUDING A PLAN PARTICIPANT, BENEFICIARY, OR ALTERNATE PAYEE WHO HAS TITAN COMMON STOCK ALLOCATED TO HIS OR HER INDIVIDUAL ACCOUNT UNDER THE PLAN) SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS.

C.	GENERAL.

1.    Execution and Delivery Instructions.    This Election Form must be properly completed, signed, dated, and returned to the Trustee care of Computershare Trust Company of New York in the enclosed envelope so that it will be received no later than 5:00 p.m. New York City time on March [            ], 2004. This Election Form may also be sent to the Trustee care of Computershare Trust Company of New York by overnight mail (at the Plan participant’s, beneficiary’s, or alternate payee’s expense) , or by facsimile, to the following address:

Computershare Trust Company of New York

Wall Street Plaza

88 Pine Street, 19th Floor

New York, NY 10005

(212) 701-7636

2.    Inadequate Space.    If there is insufficient space for any material required by this Election Form, please attach a separate sheet.

3.    Signatures.    If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or in any other representative or fiduciary capacity, the person signing must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded with the Election Form.

4.    Multiple Elections Not Allowed.    A Plan participant, beneficiary, or alternate payee must make a single Election for all shares of Titan Common Stock allocated to his or her individual account under [Plan Name].

5.    Tax Consequences.    Since individual circumstances may differ, a Plan participant, beneficiary, or alternate payee should consult his or her personal tax advisor to determine the tax consequences of the form of merger consideration, including the effect of foreign, federal, state, local or other tax laws.

6.    Miscellaneous.    All questions with respect to this Election Form and the Elections (including, without limitations, questions relating to the timeliness or effectiveness of any Election and computations as to proration) will be determined by a Plan fiduciary, which determinations shall be conclusive and binding.

Additional copies of this Election Form may be obtained from the Computershare Trust Company of New York (whose telephone number is (800) 245-7630).